SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

ONE APPLIED PLAZA

CLEVELAND, OHIO 44115

(216) 426-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

We are pleased to invite you to the 2004 annual meeting of the shareholders of Applied Industrial Technologies, Inc. The meeting will be held at our headquarters, One Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, on Tuesday, October 19, 2004, at 10:00 a.m., Eastern Time, for the purposes of:

1.	Electing four directors for a term of three years; and

2.	Voting on a proposal to ratify the appointment of independent auditors for the fiscal year ending June 30, 2005.

If you were a shareholder of record at the close of business on August 24, 2004, you are entitled to vote at the meeting. The transfer books will not be closed. A list of the shareholders as of the record date will be available for examination at the meeting.

The business of the meeting and other information are described in the attached proxy statement. After the meeting, we will report on our operations and other matters of current interest.

By order of the Board of Directors.

FRED D. BAUER

Vice President-General Counsel

& Secretary

September 9, 2004

Your vote is important! Whether or not you expect to attend the meeting, please promptly vote by telephone, via the Internet, or by executing and returning the enclosed proxy card in the postage-paid envelope provided. Voting early will help avoid additional solicitation costs.

PROXY STATEMENT

INTRODUCTION

In this statement, “we,” “our,” “us,” and “Applied” all refer to Applied Industrial Technologies, Inc.

What is the proxy statement’s purpose?

The proxy statement relates to our 2004 annual meeting of shareholders to be held on Tuesday, October 19, 2004, at 10:00 a.m., Eastern Time, at our headquarters, and any adjournment of that meeting. The proxy statement summarizes information you need to know to vote at the meeting. We are sending the proxy statement to you because Applied’s Board of Directors is soliciting your proxy to vote your shares at the meeting. The proxy statement and the accompanying proxy card are being mailed to shareholders on or about September 9, 2004.

On what matters are shareholders voting?

1.	The election of four directors.

2.	A proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as Applied’s independent auditors for the fiscal year ending June 30, 2005.

Who may vote and what constitutes a quorum at the meeting?

Only shareholders of record at the close of business on August 24, 2004, may vote at the meeting. As of that date, there were 19,601,724 outstanding shares of Applied common stock, without par value. The holders of a majority of those shares will constitute a quorum to hold the meeting. A quorum is necessary for valid action to be taken at the meeting.

How many votes do I have?

Each share is entitled to one vote.

How do I vote?

Whether or not you expect to attend the meeting, we urge you to vote. You may vote by telephone, via the Internet, or by mailing your signed proxy card in the envelope provided. The card indicates the number of shares that you own. Instructions for each voting method are also indicated on the card. Your Internet or telephone vote authorizes the proxies named on the proxy card to vote your shares in the same manner as if you signed and returned your proxy card by mail.

Votes submitted by telephone or via the Internet for shares held in Applied’s Retirement Savings Plan or Supplemental Defined Contribution Plan must be received by Thursday, October 14, 2004; votes by telephone or via the Internet for other shares must be received by Monday, October 18, 2004.

If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, bank, or other nominee, you must bring a valid proxy from that party.

What if I don’t indicate my voting choices?

If Applied receives your proxy in time to permit its use at the meeting, your shares will be voted according to your indicated instructions. If you have not indicated otherwise, your shares will be voted as Applied’s Board of Directors recommends on the two items described above. In addition, the proxies will vote your shares according to their judgment on other matters that may be brought before the meeting.

What effect do abstentions and broker non-votes have?

If you indicate that you abstain on Item 2, you will be counted as present at the meeting for purposes of determining whether there is a quorum, and you will be counted as voting (but not for or against) that item. Because a majority of the shares present and entitled to vote is required for approval of Item 2, an abstention will have the effect of a vote against the proposal.

Brokers holding shares for beneficial owners must vote the shares according to the instructions they receive from the owners. If instructions are not received, then brokers may vote the shares at their discretion, except if New York Stock Exchange rules preclude brokers from exercising voting discretion relative to a specific type of proposal. In such a case, the broker may not vote on the proposal absent instructions — this is called a “broker non-vote.” Broker non-votes are counted as present for the purpose of determining whether there is a quorum, but are not counted as voting, and so have the effect of a vote against a proposal when a majority of the shares present and entitled to vote is required for approval.

Brokers will have discretionary authority to vote on both Items 1 and 2, so there will be no broker non-votes.

May I revoke my proxy?

You may revoke your proxy at any time before it is voted at the meeting by notifying Applied’s Secretary in writing, voting at a later time by telephone or via the Internet, returning a later-dated proxy card, or voting in person at the meeting. Your presence at the meeting will not by itself revoke the proxy.

Who pays the costs of soliciting proxies?

Applied will pay the cost of soliciting proxies. We will also pay the standard charges and expenses of brokers, or other nominees and fiduciaries, for forwarding these materials to and obtaining proxies from registered shareholders and beneficial owners for whose accounts they hold shares. Directors, officers, and other Applied employees, acting on our behalf, may also solicit proxies, and Morrow & Co. has been retained, at an estimated fee of $6,500 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally, and by telephone, facsimile, and electronic means.

ITEM 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. At the annual meeting, directors of Class II are to be elected for a term of three years expiring in 2007 or until their successors have been duly elected and qualified. The properly nominated candidates receiving the greatest number of votes will be elected. The persons serving as directors of Class I for a term expiring in 2006 and as directors of Class III for a term expiring in 2005 will continue in office.

The Corporate Governance Committee has recommended, and the Board has approved, the nomination of four persons for election as directors at the annual meeting. The nominees are William G. Bares, Dr. Roger D. Blackwell, Edith Kelly-Green, and Stephen E. Yates. Messrs. Bares, Blackwell, and Yates were elected as directors at the 2001 annual meeting of shareholders. The Board elected Ms. Kelly-Green as a director in 2002.

The proxies named in the accompanying proxy card intend to vote for the four nominees unless authority is withheld. If any nominee becomes unavailable to serve as a director, the proxies reserve discretion to vote for any other person or persons that may be nominated at the meeting and/or to vote to reduce the number of directors. We are not aware of any existing circumstance that would cause a nominee to be unavailable to serve.

Information concerning the nominees and the directors continuing in office is shown below. Unless otherwise stated, the nominees and directors have held the positions indicated for the last five years.

Nominees for Election as Directors for a Term Expiring in 2007

William G. Bares

Director since 1986, member of Corporate Governance, Executive, and Executive Organization & Compensation Committees

Business Experience: Mr. Bares, age 63, is Chairman of The Lubrizol Corporation. He was also Lubrizol’s Chief Executive Officer until his retirement from that post in April 2004 and its President until January 2003. Lubrizol is a fluid technology company concentrating on high performance chemicals, systems, and services for industry and transportation.

Other Directorships: KeyCorp, The Lubrizol Corporation, Oglebay Norton Company

Dr. Roger D. Blackwell

Director since 1996, member of Audit and Futures Committees

Business Experience: Dr. Blackwell, age 64, is a Professor of Marketing at The Ohio State University Fisher College of Business and President of Roger Blackwell Associates, Inc., a marketing consulting firm.

On August 31, 2004, Dr. Blackwell and four other people unrelated to Applied were charged with criminal violations of securities law related to trading in shares of Worthington Foods, Inc. Through his counsel, Dr. Blackwell has publicly denied all charges.

Dr. Blackwell has been a valued contributor to our Board of Directors since joining in 1996. The charges are unrelated to his performance as an Applied director, and we believe they are best resolved in a court of law. The Board will continue to monitor the proceedings pending ultimate judicial resolution.

Other Directorships: Diamond Hill Investment Group, Inc., The Flex-funds, Max & Erma’s Restaurants, Inc.

Edith Kelly-Green

Director since 2002, member of Audit and Futures Committees

Business Experience: Until her retirement in October 2003, Ms. Kelly-Green, age 51, was Vice President and Chief Sourcing Officer of FedEx Express, the world’s largest express transportation company and a subsidiary of FedEx Corporation.

Stephen E. Yates

Director since 2001, member of Executive Organization & Compensation and Futures Committees

Business Experience: Mr. Yates, age 56, joined KeyCorp, one of the nation’s largest bank-based financial services companies, as Executive Vice President and Chief Information Officer in September 2004. He had been President of USAA Information Technology Company until May 2004.

Persons Serving as Directors for a Term Expiring in 2005

William E. Butler

Director since 1987, member of Audit and Corporate Governance Committees

Business Experience: Until his retirement in 1995, Mr. Butler, age 73, was Chairman and Chief Executive Officer of Eaton Corporation. Eaton is a global diversified industrial manufacturer which is a leader in fluid power systems; electrical power quality, distribution, and control; automotive engine air management and fuel economy; and intelligent truck systems for fuel economy and safety.

Other Directorship: BorgWarner Inc.

Russell R. Gifford

Director since 1992, member of Audit and Corporate Governance Committees

Business Experience: Mr. Gifford, age 65, is a partner with The Gifford Group, a corporate and customer relations consulting company. He was Chief Operating Officer of the City of Cleveland Public School District from 1998 to 1999. He was also President of CNG Energy Services Corp., a subsidiary of Consolidated Natural Gas Company, until his retirement in 1997.

Other Directorship: The Davey Tree Expert Company

L. Thomas Hiltz

Director since 1981, member of Corporate Governance and Executive Organization & Compensation Committees

Business Experience: Mr. Hiltz, age 58, is an attorney in Covington, Kentucky and is one of five trustees of the H.C.S. Foundation, a charitable trust which has sole voting and dispositive power with respect to 830,250 shares (as of June 30, 2004) of Applied common stock.

David L. Pugh

Director since 2000, member of Executive Committee

Business Experience: Mr. Pugh, age 55, is Applied’s Chairman (since October 2000) and Chief Executive Officer (since January 2000). He was Applied’s President from January 1999 to October 2000 and Chief Operating Officer from January 1999 to January 2000.

Other Directorship: JLG Industries, Inc.

Persons Serving as Directors for a Term Expiring in 2006

Thomas A. Commes

Director since 1999, member of Audit, Executive, and Futures Committees

Business Experience: Until his retirement in 1999, Mr. Commes, age 62, was President and Chief Operating Officer, and a director, of The Sherwin-Williams Company, a manufacturer, distributor, and retailer of paints and painting supplies. His career included service as that company’s Chief Financial Officer.

Other Directorship: Agilysys, Inc.

Peter A. Dorsman

Director since 2002, member of Executive Organization & Compensation and Futures Committees

Business Experience: Mr. Dorsman, age 49, was Executive Vice President & Chief Operating Officer (from 2000 to June 2004) of The Standard Register Company, a leading provider of information solutions for financial services, healthcare, manufacturing, and other markets worldwide. He previously served as Standard Register’s Senior Vice President, Manufacturing Operations (from 1999 to 2000).

J. Michael Moore

Director since 1997, member of Audit and Futures Committees

Business Experience: Mr. Moore, age 61, is President of Oak Grove Consulting Group, Inc. He was Chairman and Chief Executive Officer of Invetech Company, a distributor of bearings, mechanical and electrical drive system products, industrial rubber products, and specialty maintenance and repair products, prior to its acquisition by Applied in 1997.

Other Directorship: Venture Holdings Company LLC

Dr. Jerry Sue Thornton

Director since 1994, member of Corporate Governance and Executive Organization & Compensation Committees

Business Experience: Dr. Thornton, age 57, is President of Cuyahoga Community College, the largest multi-campus community college in Ohio, serving 24,000 college students and 15,000 workforce training customers annually with 70 career and technical programs.

Other Directorships: American Greetings Corporation, National City Corporation, RPM, Inc.

ITEM 2 — RATIFICATION OF AUDITORS

The Audit Committee, subject to shareholder ratification, has appointed Deloitte & Touche LLP to serve as independent auditors in fiscal 2005. Applied has been advised by Deloitte & Touche that no partner of the firm has had any direct financial interest or any material indirect financial interest in Applied or its subsidiaries or any connection during the past three years with Applied or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

Aggregate fees billed to Applied for fiscal 2004 and 2003 by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were as follow:

	Fiscal 2004	Fiscal 2003
Audit Fees	$509,000	$426,725
Audit-Related Fees	137,300	61,350
Tax Fees	341,600	330,675
All Other Fees	0	0

Audit-Related Fees in 2004 were for reviews in connection with Applied’s internal controls project ($94,600), acquisition due diligence ($23,200), and miscellaneous accounting research projects and reports ($19,500), and in 2003 were for benefit plan audits ($27,000), acquisition due diligence ($14,900), and miscellaneous accounting research projects and reports ($19,450).

Tax Fees in 2004 were for tax compliance and return preparation ($68,575) and consulting ($273,025), and in 2003 were for tax compliance and return preparation ($83,075) and consulting ($247,600).

The Audit Committee pre-approves the audit and non-audit services performed by the independent auditors to assure that the provision of the services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received general pre-approval, it requires specific pre-approval by the committee. In addition, any proposed services exceeding pre- approved cost levels require specific committee pre-approval. The committee has delegated pre- approval authority to its chairman, provided that the pre-approval is to be reviewed with the committee at its next regular meeting. The committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent auditors.

Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the appointment of Deloitte & Touche. The affirmative vote of a majority of the shares represented at the annual meeting is sufficient to constitute ratification. If Deloitte & Touche withdraws or otherwise becomes unavailable for reasons not presently known, the persons named as proxies will vote for other independent auditors, as they deem appropriate.

One or more representatives of Deloitte & Touche are expected to be present at the meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

CORPORATE GOVERNANCE

Director Independence

Under the new corporate governance listing standards of the New York Stock Exchange, a majority of the members of Applied’s Board of Directors must satisfy the NYSE criteria for “independence.” In addition to having to satisfy stated minimum requirements, no director qualifies under the standards unless the Board affirmatively determines that the director has no material relationship with Applied. In assessing the materiality of a relationship, the Board has not adopted categorical standards beyond the NYSE criteria, but rather broadly considers all relevant facts and circumstances. The Board has determined that all of the directors, other than Mr. Pugh, are independent under the NYSE standards.

Director Attendance at Meetings

During fiscal 2004, the Board of Directors had six meetings. Each director attended at least 75% of the total number of meetings of the Board and all committees on which he or she served.

Applied expects its directors to attend the annual meeting of shareholders, just as they are expected to attend Board meetings. Each director attended last year’s annual meeting.

Meetings of Non-Management Directors

Applied’s non-management directors regularly meet in executive sessions without management. The chairs of the Corporate Governance Committee and the Executive Organization & Compensation Committee alternate as presiding director of the sessions.

Committees

Among the Board’s committees are the Audit, Corporate Governance, and Executive Organization & Compensation Committees. Each is composed solely of directors who are independent, as defined in the NYSE listing standards. The following is a brief description of each committee. More complete descriptions of the committees’ functions are contained in their charters, which are posted at the investor relations area of Applied’s website at www.applied.com. The Board also has standing Executive and Futures Committees.

The Audit Committee appoints, determines the compensation of, and oversees the work of the independent auditor, reviews the independence of the auditor, approves all permissible non-audit engagements to be undertaken by the auditor, and reviews with Applied’s management and the auditor annual and quarterly financial statements, the scope of the independent and internal audit programs, the results of the audits, and the adequacy of Applied’s internal controls. Ms. Kelly-Green, Dr. Blackwell, and Messrs. Butler, Commes (chair), Gifford, and Moore currently serve on the committee. The Board has determined that each of the members is “independent” for purposes of Section 10A of the Securities Exchange Act of 1934 and that at least one of the members, Mr. Commes, is an “audit committee financial expert,” as defined in item 401(h) of Securities and Exchange Commission Regulation S-K. The committee met five times during fiscal 2004.

The Corporate Governance Committee assists the Board in Applied’s governance by reviewing and evaluating potential director nominees, the chief executive officer’s performance, Board governance matters, director compensation, compliance with laws, public policy matters, and other issues. Dr. Thornton (chair) and Messrs. Bares, Butler, Gifford, and Hiltz currently serve on the committee. The committee met four times during fiscal 2004.

The Executive Organization & Compensation Committee monitors and oversees the management succession planning and leadership development processes, nominates candidates for the slate of officers to be elected by the Board, and reviews, evaluates, and approves the executive officers’ compensation and benefits. The committee also administers the 1997 Long-Term Performance Plan, including the annual Management Incentive Plan. Dr. Thornton and Messrs. Bares, Dorsman, Hiltz (chair), and Yates currently serve on the committee. The committee met five times during fiscal 2004.

Communications with the Board

Shareholders may communicate with any member of the Board of Directors by writing to that individual c/o Applied’s Secretary at One Applied Plaza, Cleveland, Ohio 44115. In addition, shareholders may contact the non-management directors or key Board committees by e-mail, anonymously if so desired, through a form established in the investor relations area of Applied’s website at www.applied.com. Applied’s Secretary, on the directors’ behalf, may review, sort, and summarize communications to the directors.

Director Nominations

In identifying and evaluating director candidates, the Corporate Governance Committee first considers the company’s developing needs and the desired characteristics of a new director, as determined from time to time by the committee. The committee then considers a candidate’s business, strategic and financial skills, independence, integrity, and time availability, as well as overall experience in the context of the Board’s needs. The committee has in the past engaged a professional search firm (to which it paid a fee) to assist in identifying and evaluating potential nominees, and may do so again in the future.

The committee will consider qualified candidates for director nominees recommended by our shareholders. Shareholders can submit candidate recommendations by writing to Applied’s Secretary at One Applied Plaza, Cleveland, Ohio 44115. The letter must be submitted in a timely manner and include appropriate detail regarding the identity of the shareholder and the business, professional, and educational background and independence of the candidate. The committee does not intend to evaluate candidates proposed by shareholders differently than it evaluates other candidates.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed solely of independent directors, as determined by the Board according to applicable laws and rules of the Securities and Exchange Commission and the New York Stock Exchange, and operates under a written charter. The charter is posted at the investor relations area of Applied’s website at www.applied.com.

In performing its responsibilities relating to the audit of Applied’s consolidated financial statements for fiscal 2004, the committee reviewed and discussed the audited financial statements with management and Applied’s independent auditors, Deloitte & Touche. The committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The independent auditors provided the letter and written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee discussed with Deloitte & Touche their independence and also considered whether their provision of non-audit services to Applied is compatible with maintaining their independence.

Based on the reviews and discussions described above, the committee recommended to the Board of Directors that the audited financial statements be included in Applied’s fiscal 2004 annual report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Thomas A. Commes, Chairman

Dr. Roger D. Blackwell

William E. Butler

Russell R. Gifford

Edith Kelly-Green

J. Michael Moore

COMPENSATION OF DIRECTORS

Mr. Pugh, Applied’s Chairman & Chief Executive Officer, does not receive additional compensation for service as a director. Non-employee directors receive a quarterly retainer of $6,250, a fee of $1,500 for the first Board or committee meeting attended per day, and $500 for each additional meeting attended on the same day, up to a maximum of $2,500 per day. Directors may be similarly compensated if they attend other meetings or telephone conferences at the Chairman’s request. In addition, Applied pays directors $500 for any action taken by unanimous written consent or via telephone conference of less than 30 minutes, and directors who serve as committee chairs receive an additional quarterly retainer of $750. Directors are also reimbursed for their travel expenses for attending meetings.

All non-employee directors are eligible to participate in the Deferred Compensation Plan for Non-Employee Directors described below. If participants elect to invest their deferred director compensation in Applied common stock, they receive an additional amount equal to 25% of the compensation so invested.

The Executive Organization & Compensation Committee annually considers grants of stock-based awards to the non-employee directors. The awards improve the competitiveness of our director compensation program and assist in recruiting and retaining directors. In fiscal 2004, each non-

employee director was awarded 4,000 stock options with an exercise price equal to the market price for Applied common stock on the grant date. The options are exercisable immediately and expire on the tenth anniversary of the grant date.

The compensation received by directors is reviewed from time to time by the Corporate Governance Committee. If the committee believes that a change is necessary to make the level of compensation competitive relative to the size and nature of our business, then the committee will present its recommendation to the Board. Approval of the change requires the affirmative vote of a majority of the directors. The directors also participate in our travel accident plan and may elect to participate in our contributory health insurance plan.

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

The purposes of our Deferred Compensation Plan for Non-Employee Directors are to allow non-employee directors to defer the receipt of compensation payable for director services and to promote loyalty to Applied through increased investment in Applied common stock.

Pursuant to the plan, a non-employee director may elect, prior to any calendar quarter, to defer payment of his or her future compensation for services as a director. Directors may change their election to receive or to defer receipt of future compensation commencing with the calendar quarter following the election.

Deferred fees are invested, at a director’s option, in a money market fund and/or Applied common stock. At the end of the quarter in which directors’ compensation would otherwise become due and payable, Applied transfers the amount deferred, in either cash or treasury shares (depending on which option the director chooses), to a trust maintained by National City Bank.

If a director elects to have his or her compensation invested in Applied common stock, then Applied contributes an additional amount equal to 25% of the amount so invested. The matching provision will expire in October 2013. Applied has contributed a total of 10,496 matching shares to plan accounts in the most recent three fiscal years.

Distribution of a director’s account commences as designated by the director in his or her election on a date not more than 30 days after (a) the director’s termination due to resignation, retirement, death, or otherwise, or (b) the director’s attainment of the age (not younger than 55) specified in his or her election form; or upon a change in control (as defined in the plan) of Applied.

Eight non-employee directors currently defer all of their retainer and meeting fees and invest those fees in Applied common stock.

BENEFICIAL OWNERSHIP OF CERTAIN APPLIED SHAREHOLDERS AND MANAGEMENT

The following table shows the beneficial ownership of Applied common stock, as of June 30, 2004, by: (a) each person known by us to own beneficially more than 5% of Applied’s outstanding shares; (b) all directors and nominees; (c) each executive officer named in the Summary Compensation Table on page 13; and (d) all directors, nominees, and executive officers as a group.

Name of Beneficial Owner	Common Shares Beneficially Owned on June 30, 2004(1)		Percent of Class(2)
Applied Industrial Technologies, Inc. Retirement Savings Plan c/o American Express Trust Company AXP Financial Center Minneapolis, Minnesota 55474	1,888,263	(3)	9.7%
Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	1,642,231	(4)	8.4
Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, California 90401	1,567,326	(5)	8.0
William G. Bares	59,031	(6)
Fred D. Bauer	50,257
Dr. Roger D. Blackwell	40,989	(7)
William E. Butler	16,025
Thomas A. Commes	37,018
Peter A. Dorsman	11,228
Mark O. Eisele	53,911
Russell R. Gifford	38,472	(8)
L. Thomas Hiltz	896,122	(9)	4.6
Edith Kelly-Green	11,304
J. Michael Moore	196,822	(10)	1.0
David L. Pugh	551,656		2.8
Bill L. Purser	211,760		1.1
Jeffrey A. Ramras	43,969
Dr. Jerry Sue Thornton	33,724
Stephen E. Yates	17,021
All directors, nominees, and executive officers as a group (20 individuals)	2,446,294	(11)	11.9

(1)	Beneficial ownership is determined in accordance with SEC rules. Beneficial ownership may be disclaimed by the holders. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors’ and named executive officers’ totals include shares that could be acquired within 60 days after June 30, 2004, by exercising stock options as follows: Mr. Bauer — 44,064; Mr. Dorsman — 8,000; Mr. Eisele — 28,608; Ms. Kelly-Green — 8,000; Mr. Pugh — 458,445; Mr. Purser — 183,250; Mr. Ramras — 27,324; Mr. Yates — 10,000; and the other directors — 14,000 per director.

(2)	Percent of class is not indicated if less than 1%.

(3)	The Applied Industrial Technologies, Inc. Retirement Savings Plan holds these shares for the benefit of plan participants. The plan’s trustee holds the shares in custody. The plan’s participants and the trustee possess shared voting power with respect to the shares. Participants may vote all shares allocated to their accounts and act as named fiduciaries with respect to unallocated shares. If no voting direction is received from participants or if legally required, the trustee has authority to vote the allocated and unallocated shares.

(4)	Barclays Global Investors, NA, reported its share ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 16, 2004, indicating it has sole voting power for 1,472,299 shares, no voting power for 169,932 shares, and sole dispositive power for 0 shares.

(5)	Dimensional Fund Advisors Inc. reported its share ownership in a Form 13F filed with the SEC on July 14, 2004.

(6)	Includes 2,250 shares owned by Mr. Bares’ wife, who has sole voting and dispositive power.

(7)	Includes 225 shares owned by Dr. Blackwell’s wife, who has sole voting and dispositive power.

(8)	Includes 336 shares owned by Mr. Gifford’s wife, who has sole voting and dispositive power.

(9)	Includes 830,250 shares held by the H.C.S. Foundation, a charitable trust of which Mr. Hiltz is one of five trustees, with sole voting and dispositive power. Pursuant to a Schedule 13D filed by the H.C.S. Foundation dated December 20, 1989, the trustees, including Mr. Hiltz, disclaimed beneficial ownership of those shares.

(10)	Includes 161,172 shares held by an irrevocable family trust of which Mr. Moore disclaims beneficial ownership.

(11)	Includes 982,830 shares that could be acquired within 60 days after June 30, 2004, by exercising stock options. In determining the percentage of share ownership, these stock option shares are added to both the denominator and the numerator. Also includes 26,651 shares held by Applied’s Retirement Savings Plan for the benefit of executive officers; these shares are included as well in the figure shown for the plan’s holdings.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes compensation earned during the past three fiscal years ended June 30, 2004, 2003, and 2002, by Applied’s Chief Executive Officer and the four other most highly compensated executive officers based on salary and bonus (annual incentive) earned during the fiscal year ended June 30, 2004.

					Long-Term Compensation
Name and Principal Position	Year	Annual Compensation			Awards		Payouts	All Other Compensation (5)
		Salary	Bonus (1)	Other Annual Compensation (2)	Restricted Stock Award(s) (3)	Securities Underlying Options	Long-Term Incentive Payouts (4)
David L. Pugh	2004	$728,000	$1,184,000	$0	$552,970	113,780	$300,000	$81,177
Chairman & Chief	2003	700,000	1,110,000	411	0	200,000	0	61,366
Executive Officer	2002	605,385	0	0	0	150,000	0	4,068

Bill L. Purser	2004	416,000	528,000	0	207,935	42,668	127,500	10,959
President & Chief	2003	400,000	528,000	0	0	75,000	0	5,932
Operating Officer	2002	338,077	0	1,526	0	65,000	0	4,785

Jeffrey A. Ramras	2004	228,000	250,000	1,066	68,550	7,965	20,000	24,730
Vice President —	2003	197,119	146,822	2,125	0	10,000	0	5,068
Marketing and Supply Chain Management	2002	180,000	0	403	0	6,000	0	4,937

Mark O. Eisele	2004	223,300	244,000	0	68,550	9,102	17,500	14,107
Vice President —	2003	165,000	122,400	0	0	6,000	0	4,945
Chief Financial Officer & Treasurer (6)	2002	155,000	0	0	0	6,000	0	3,761

Fred D. Bauer	2004	216,000	250,000	0	68,550	22,756	20,000	12,720
Vice President —	2003	180,000	172,800	0	0	40,000	0	5,110
General Counsel & Secretary	2002	148,846	0	0	0	5,000	0	3,539

(1)	Amounts in this column are earnings under the annual Management Incentive Plan, described in the Executive Organization & Compensation Committee report on page 19.

(2)	The amount in this column for fiscal 2004 reflects a gross-up payment to cover income taxes in connection with Mr. Ramras’s business travel. Previous years’ amounts also included similar gross-up payments, as well as a $1,526 award to Mr. Purser in 2002.

(3)	At June 30, 2004, the persons listed above held the following number of unvested shares of restricted stock (described on page 20), valued at $30.12 per share, the closing market price on that date: Mr. Pugh, 24,200 shares, $728,904; Mr. Purser, 9,100 shares, $274,092; Mr. Ramras, 3,000 shares, $90,360; Mr. Eisele, 3,000 shares, $90,360; and Mr. Bauer, 3,000 shares, $90,360. The shares vest 25% on each of the first through fourth anniversaries of the grant date. Dividends are paid on restricted stock at the same rate paid to all shareholders.

(4)	Amounts in this column for 2004 are payouts under the performance grants for the 2002-2004 period. The performance grant program is described in the Executive Organization & Compensation Committee report on page 20.

(5)	Amounts in this column for fiscal 2004 include contributions made by Applied and credited to the officers’ accounts in Applied’s Retirement Savings Plan. In addition, because Mr. Pugh deferred 50% of each of his Management Incentive Plan award and performance grant payout into Applied common stock in the Deferred Compensation Plan, his account was credited with additional shares valued at $74,200, or 10% of the amount so deferred; this amount is included in Mr. Pugh’s total. Similarly, Mr. Ramras’s total includes $12,500 in credited shares because he deferred 50% of his Management Incentive Plan award into Applied common stock.

(6)	Mr. Eisele was promoted to this position effective in January 2004 after having served as Vice President & Controller.

Option Grants in Last Fiscal Year

The following table shows information concerning stock option grants made in fiscal 2004 under the 1997 Long-Term Performance Plan by the Executive Organization & Compensation Committee to the officers named in the Summary Compensation Table.

Name	Individual Grants(1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price (per share)	Expiration Date	Grant Date Present Value (2)
David L. Pugh	113,780	41.2%	$21.295	8/8/13	$673,703
Bill L. Purser	42,668	15.5	21.295	8/8/13	252,641
Jeffrey A. Ramras	7,965	2.9	21.295	8/8/13	47,162
Mark O. Eisele	9,102	3.3	21.295	8/8/13	53,894
Fred D. Bauer	22,756	8.2	21.295	8/8/13	134,741

(1)	The options’ exercise price is the market price of Applied common stock on the date the options were granted. The options vest 25% on each of the first through fourth anniversaries of the grant date, subject to continuous employment with Applied.

(2)	The grant date present values were estimated using the Black-Scholes option pricing model. The model assumes expected volatility of 31.7% for Applied’s common stock, a risk-free rate of return of 3.8%, a dividend yield of 3.0%, and an option life of seven years. Adjustments are made for risk of forfeiture using a 10.8% turnover rate.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table shows information concerning stock option exercises in fiscal 2004 by the officers named in the Summary Compensation Table, and the values of in-the-money options held by those individuals on June 30, 2004.

Name	Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options at Fiscal Year End(3)		Value of Unexercised In-the-Money Options at Fiscal Year End(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Pugh	0	$0	342,500	371,280	$4,456,185	$4,452,204
Bill L. Purser	0	0	137,583	146,418	1,750,756	1,753,679
Jeffrey A. Ramras	0	0	21,333	19,965	296,076	232,128
Mark O. Eisele	0	0	23,333	18,062	314,273	204,035
Fred D. Bauer	1,000	10,402	27,125	56,506	363,256	680,179

(1)	The figures shown are the numbers of shares covered by the exercised options.

(2)	The values shown are the differences between the per-share stock option exercise prices and the fair market value of Applied common stock on the exercise dates, multiplied by the number of shares covered by the exercised options.

(3)	The exercisability of officer stock options is accelerated upon the officer’s retirement, death, or permanent and total disability, or upon a change in control of Applied.

Long-Term Incentive Plans — Awards in Last Fiscal Year

In fiscal 2004, the Executive Organization & Compensation Committee awarded performance grants to the executive officers under the 1997 Long-Term Performance Plan. A target payout opportunity (in dollars) was established for each officer. The officer can receive a payout at the end of the three-year performance period based on Applied’s level of achievement on goals set for the period. The goals established for the 2004 performance grants are based on sales growth, return on sales, and total shareholder return. Payouts, if any, will be made in a combination of Applied common stock and cash, as determined by the committee at the end of the period. If a change in control of Applied occurs, the payout is calculated by prorating the target opportunity based on the number of fiscal quarters elapsed in the performance period.

The following table shows the performance grants awarded in fiscal 2004 to the officers named in the Summary Compensation Table. Failure to achieve threshold performance relative to the goals would result in no payout.

Name	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
		Threshold	Target	Maximum
David L. Pugh	7/1/03 - 6/30/06	$200,000	$600,000	$900,000
Bill L. Purser	7/1/03 - 6/30/06	85,000	255,000	382,500
Jeffrey A. Ramras	7/1/03 - 6/30/06	18,333	55,000	82,500
Mark O. Eisele	7/1/03 - 6/30/06	18,333	55,000	82,500
Fred D. Bauer	7/1/03 - 6/30/06	40,000	120,000	180,000

Equity Compensation Plan Information

Applied’s shareholders have approved the following equity compensation plans: the 1997 Long-Term Performance Plan, the Deferred Compensation Plan, and the Deferred Compensation Plan for Non-Employee Directors. All of these plans are currently in effect.

The following table shows information regarding the number of shares of Applied common stock that may be issued pursuant to equity compensation plans or arrangements of Applied as of June 30, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,334,813	$17.70	*
Equity compensation plans not approved by security holders	0	—	0
Total	2,334,813	$17.70	*

*	The aggregate number of shares that may be awarded under the 1997 Long-Term Performance Plan in each fiscal year is (i) two percent (2%) of the total outstanding shares of Applied common stock as of the first day of the year, plus (ii) the number of shares available for grant under the plan in previous years that were not the subject of awards granted in those years. Shares issuable under the Deferred Compensation Plan for Non-Employee Directors and the Deferred Compensation Plan depend on the dollar amount of participant contributions deemed invested in Applied common stock. See “Deferred Compensation Plan for Non-Employee Directors” and “Deferred Compensation Plan” on pages 11 and 16, respectively, for more information about Applied’s contributions to those plans.

Estimated Retirement Benefits

Under Supplemental Executive Retirement Benefits Plan

Applied’s Supplemental Executive Retirement Benefits Plan (the “SERP”) provides retirement benefits to executive officers named as participants by the Board or its Executive Organization & Compensation Committee. The company does not maintain a qualified defined benefit plan for employees generally.

The following table shows estimated annual benefits payable on retirement at age 65 to SERP participants.

Remuneration(4)	Years of Service(1)(2)(3)
	5	10	15	20
$200,000	$22,500	$45,000	$67,500	$90,000
400,000	45,000	90,000	135,000	180,000
600,000	67,500	135,000	202,500	270,000
800,000	90,000	180,000	270,000	360,000
1,000,000	112,500	225,000	337,500	450,000
1,200,000	135,000	270,000	405,000	540,000
1,400,000	157,500	315,000	472,500	630,000
1,600,000	180,000	360,000	540,000	720,000
1,800,000	202,500	405,000	607,500	972,000

(1)	The estimated benefits are calculated based on the officer electing to receive benefits in a single life annuity form. Other forms of payment, including a single sum payment, are also available. Except as indicated below, SERP benefits are not subject to deductions for Social Security or other offset amounts.

(2)	The named executive officers have been credited with the following years of service with Applied for purposes of the SERP: Mr. Ramras, more than 20; Mr. Purser, more than 15; Messrs. Bauer and Eisele, more than 10; and Mr. Pugh, more than five. Plan benefits are fully accrued after 20 years of service. Mr. Pugh’s annual single life SERP benefit at age 65 is guaranteed to be at least $50,000.

(3)	The figures in the table reflect an annual benefit of 45 percent of total cash compensation. If, however, Mr. Pugh is credited with at least 10 years of service under the SERP, his benefit will be based on 60 percent of total cash compensation. Under these circumstances, his benefit would be reduced by the monthly benefit payable to him at age 65 in a single life form under all former employer plans and then reduced further by 50 percent of his primary Social Security benefit. Benefits are reduced ratably to the extent a participant is not credited with at least 20 years of service, provided, however, this reduction will not apply to Mr. Pugh if he is credited with at least 10 years of service.

(4)	The amounts in this column represent, and benefits are based on, average total cash compensation for the highest three of the most recent 10 calendar years.

Deferred Compensation Plan

The Deferred Compensation Plan (the “Plan”) permits executives to defer a portion or all of the awards payable under an incentive plan or performance grant program. The Plan’s purpose is to promote increased efforts on behalf of Applied through increased investment in Applied common stock.

The Plan gives each annual incentive plan participant the opportunity to defer payment of his or her cash award. Any participant who elects to make a deferral may have the amounts invested in Applied common stock and/or in a money market fund. If a participant elects to have an amount equal to at least 50% of an award invested in common stock, then Applied contributes an additional amount equal to 10% of the amount so invested. Similarly, recipients of performance grants may defer payment of stock and cash awards. To the extent the recipient defers a cash award and invests it in Applied common stock, Applied contributes an additional amount equal to 10% of the amount so invested. The matching provision will expire in October 2013. Applied has contributed a total of 8,076 matching shares of common stock to Plan accounts in the most recent three fiscal years.

These deferral and investment opportunities and the incentive for investing in Applied common stock, like those available to directors under the Deferred Compensation Plan for Non-Employee Directors, are part of an overall effort to align management with the interests of Applied’s shareholders.

Distributions of deferrals are made in a lump sum or in installments over a period not in excess of ten years, as specified in the participant’s deferral election form. Other than dates specified in the deferral election forms, a withdrawal is permitted, while employed, only due to a severe financial and unexpected hardship.

Three of the executive officers named in the Summary Compensation Table on page 13 elected to defer portions of their 2004 Management Incentive Plan awards into the Deferred Compensation Plan. Mr. Pugh also deferred 50% of his performance grant payout.

Change in Control Agreements and Other Related Arrangements

Applied has change in control agreements with its executive officers. The agreements obligate Applied to provide severance benefits to any executive officer whose employment is terminated either by the officer for “good reason” or by Applied “without cause” (each as defined in the agreements) if the termination occurs within three years after a change in control, as defined in the agreements. The officer, in turn, is obligated not to compete with Applied for one year following the termination. The principal benefits to be provided under the agreements to the executive officers are as follows:

(a)	A lump sum severance payment equal to three times annual base salary plus incentive pay (each as calculated pursuant to the agreements), reduced proportionately if the officer reaches age 65 within three years after termination;

(b)	A cash payment, instead of exercising any stock options held by the officer on the date of termination, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the New York Stock Exchange on the date of termination, and (ii) the highest price paid for Applied common stock in connection with the change in control;

(c)	Continued participation in Applied’s employee benefit plans, programs, and arrangements, or equivalent benefits for three years after termination at the levels in effect immediately before termination; and

(d)	Outplacement services.

An escrow account has been established with National City Bank to secure payment of the benefits. Applied has deposited treasury shares in the escrow valued at a percentage of the amounts that would be payable to the officers under the agreements. Additional deposits may be made in future years. No officer may make a claim on the escrow assets unless Applied is in default under the agreement. All earnings on escrow assets are payable to Applied. The agreements also provide that if any covered executive is required to pay a “parachute” excise tax, Applied will make an additional payment to the executive in an amount sufficient (after payment of taxes on the additional payment) to pay the excise tax.

The agreements are intended to reinforce and encourage the continued attention and dedication of Applied’s officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. The agreements may make it more expensive to accomplish a change in control and could under certain circumstances adversely affect the shareholders’ ability to benefit from a change in control. The Board of Directors approved the agreements, however, because it believes that the continued attention and dedication of the officers to their duties under adverse circumstances are ultimately in the best interests of Applied and its shareholders, and can under some circumstances result in a higher price being paid to shareholders in connection with a change in control.

In addition to the benefits provided by the agreements, the 1997 Long-Term Performance Plan provides the following benefits to executive officers if a change in control occurs: (a) all stock options outstanding will become fully exercisable; (b) all restrictions and conditions of stock awards will be deemed satisfied; and (c) all cash awards (including payments made under a Management Incentive Plan) will be deemed to have been fully earned.

Also, under the Supplemental Executive Retirement Benefits Plan, if a participant is terminated following a change in control or is receiving, or is eligible to receive, a retirement benefit at the time of the change in control, the participant is entitled to receive the actuarial equivalent of the participant’s retirement benefit in a lump sum. In addition, upon a change in control, actively employed participants will be credited with up to 10 additional years of service and age for benefit calculation purposes, equal to half of the difference between the participant’s age and age 65. Mr. Pugh will be deemed to have at least 10 years of service if a change in control occurs while he is an actively employed participant.

EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Overview

The Executive Organization & Compensation Committee, consisting entirely of independent directors, establishes policies relative to, and then sets, Applied’s executive officer compensation and benefits. The committee’s charter is available in the investor relations area of Applied’s website at www.applied.com.

The purposes of the executive officer compensation program are to attract and retain qualified executives and to provide appropriate incentives, both monetary and stock-based, to achieve Applied’s strategies and to enhance shareholder value over the long term. The major elements of the program are annual base salary and awards under the Long-Term Performance Plan.

An independent, nationally recognized compensation and benefits consulting firm advises the committee with respect to executive compensation and trends in the marketplace. The consultant is hired by, and reports directly to, the committee and does not provide services to the company outside of its role as adviser to the committee.

Annual Base Salary

In setting base salaries and target incentives, the committee uses a competitive pay analysis compiled by the consultant. The analysis shows the market median base salary and total cash compensation for each officer position. The consultant derives these figures from published and private surveys, both broadbased and for comparable industries, with data adjusted to reflect comparable company size. The analysis also presents, for the committee’s review, compensation and comparative financial performance data from a smaller group of companies in or related to industrial distribution, including the companies identified in the performance graph on page 21.

In addition to considering the consultant’s analysis when setting base salaries, the committee reviews individual performance and levels of experience and responsibility in the position. The committee also takes into consideration Mr. Pugh’s recommendations regarding the other officers’

compensation. In general, the committee’s objective is to pay experienced officers (at least three years in the position) who are meeting performance expectations a base salary at or near the market median for the position. Naturally, an officer’s salary will be set higher or lower to reflect individual performance that exceeds or falls short of expectations.

Long-Term Performance Plan

The committee has adopted Applied’s annual and long-term cash and equity award programs pursuant to the Long-Term Performance Plan, which the shareholders most recently reapproved in 2002. The plan is designed to foster and promote Applied’s long-term growth and performance by (i) strengthening Applied’s ability to develop and retain outstanding executives, (ii) motivating superior performance by means of long-term performance-related incentives, and (iii) enabling key management employees and outside directors to participate in Applied’s long-term growth and financial success. The plan expires October 22, 2012.

(a) Management Incentive Plan

The annual Management Incentive Plan, adopted under the Long-Term Performance Plan, is Applied’s program for rewarding executive officers for achieving fiscal year goals. In general, the committee seeks to provide an annual incentive program that permits executives the opportunity to achieve substantially above the market median total cash compensation for outstanding performance.

At the beginning of each fiscal year, the committee reviews and discusses proposed performance goals and then sets plan goals for the year. The size of the incentive payments depends on the level of performance achieved relative to the goals. In fiscal 2004, the committee set goals based on earnings per share objectives. If the company did not achieve the threshold level of earnings per share, then no incentive payments would be made to the officers.

The committee sets a target incentive payment for each officer based on a formula, the components of which are the market median base salary and a responsibility percentage. The committee assigns these figures to each officer after considering the independent consultant’s analysis and recommendations by Mr. Pugh.

In fiscal 2004, payments could range from 0% to 200% (for outstanding achievement) of the target incentive, depending on the company’s performance in relation to the earnings per share goals. Earnings per share (diluted) for the year were $1.60, which exceeded the highest achievement goal set by the committee (and was 55% above the previous year), and the officers earned incentives at 200% of target levels. Accordingly, total cash compensation was substantially above market median levels.

(b) Stock-Based and Other Long-Term Awards

The committee makes long-term awards because of their value in motivating officers, aligning their interests with shareholders’, and ensuring Applied remains competitive in the marketplace for executive talent. The Long-Term Performance Plan limits the number of shares available for stock-based awards to 2% of Applied’s shares outstanding on the first day of the fiscal year, plus shares not awarded, if any, carried forward from prior years.

The committee determines individual awards based on the independent consultant’s analysis and Mr. Pugh’s input, considering survey medians for long-term compensation and levels of officer responsibility and performance. In the three most recent fiscal years, the committee has made the following types of awards to the officers:

(1)	Stock Options. The committee has awarded non-qualified stock options to the officers annually. The options’ exercise price is the market price of Applied common stock on the grant date. The options vest 25% on each of the first through fourth anniversaries of the grant date, subject to continuous employment with Applied, and expire on the tenth anniversary. In addition, an officer’s unvested stock options vest upon retirement.

(2)	Performance Grants. Beginning in fiscal 2002, the committee has made annual awards of three-year performance grants to the officers. A target dollar payout is established for each officer at the beginning of each three-year performance period. The actual payout at the end of the period is calculated relative to the target level based on Applied’s achievement of objective performance goals over that period. For each grant, the committee has set goals based on sales growth, return on sales, and total shareholder return. Payouts, if any, are made in cash, Applied common stock, or a combination thereof, as determined by the committee at the end of the performance period.

(3)	Restricted Stock. In fiscal 2004, the committee awarded the officers smaller stock option grants than in previous years, but supplemented them with awards of restricted stock. The awards vest 25% on each of the first through fourth anniversaries of the grant date, subject to continuous employment with Applied.

Chief Executive Officer

Mr. Pugh has served as Chairman of the Board of Directors and Chief Executive Officer since 2000.

The committee’s general policies and practices described above for setting officer compensation applied to Mr. Pugh’s compensation for fiscal 2004. In addition to the independent consultant’s analysis, the committee, using its subjective judgment, considered such factors as Mr. Pugh’s experience, leadership, and contributions to Applied, as well as the company’s business and financial performance relative to its peers. The committee also reviewed the results of the Corporate Governance Committee’s most recent evaluation of Mr. Pugh. No particular weighting was given to any one factor.

Effective July 1, 2003, the committee set Mr. Pugh’s base salary at $728,000 (a 4% annual increase), compared with a market median base salary of $710,000. His target annual incentive award for fiscal 2004 was $592,000, but because the company’s earnings per share performance substantially exceeded the 200% goal set at the beginning of the year, Mr. Pugh’s actual incentive award was $1,184,000. The committee also made long-term awards to Mr. Pugh, as described on previous pages, with an aggregate target value in the range of the market median for his position.

Benefits

Benefits provided to the executive officers are those generally provided to Applied’s other associates with variations consistent with executive benefits in the competitive marketplace.

Federal Income Tax Deductibility

The Internal Revenue Code limits the amount of compensation a publicly held corporation may deduct as a business expense for federal income tax purposes. That limit, which applies to the chief executive officer and the four other most highly compensated executive officers, is $1 million per individual per year, subject to certain exceptions. One of the exceptions is for compensation that is performance-based.

Applied intends that Management Incentive Plan awards, gains from the exercise of stock options, and payouts of performance grants qualify as performance-based compensation. In general, the committee seeks to preserve the deductibility of compensation paid to Applied’s executive officers, but without compromising the committee’s flexibility in designing an effective and competitive compensation program.

EXECUTIVE ORGANIZATION &

COMPENSATION COMMITTEE

L. Thomas Hiltz, Chairman

William G. Bares

Peter A. Dorsman

Dr. Jerry Sue Thornton

Stephen E. Yates

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

OF APPLIED, S&P 500 INDEX, AND PEER COMPANY GROUP

The graph below compares the five-year cumulative total return from investing $100 on June 30, 1999 in each of Applied common stock, the Standard and Poor’s 500 Index, and a group of eight peer companies selected on a line-of-business basis: Airgas, Inc., Genuine Parts Company, W.W. Grainger, Inc., Kaman Corporation, Lawson Products, Inc., MSC Industrial Direct Co., Inc., The Timken Company, and WESCO International, Inc.

Cumulative total return assumes that all dividends are reinvested when received. The returns of the companies in the peer group are weighted based on the companies’ relative stock market capitalization.

	1999	2000	2001	2002	2003	2004
Applied	100.00	88.76	100.19	105.87	117.77	171.54
S&P 500	100.00	105.97	89.20	72.11	70.99	83.11
Peer Group	100.00	64.96	86.83	103.17	96.14	134.07

Source: Value Line, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Applied’s executive officers and directors, and persons who beneficially own more than 10% of Applied common stock, must file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Copies of the reports must be furnished to Applied.

Based solely on a review of copies of forms furnished to us and written representations from Applied’s executive officers and directors, we believe that during fiscal 2004 all filing requirements were complied with on a timely basis.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Proposals by shareholders for inclusion in our 2005 annual meeting proxy statement must be received by Applied’s Secretary at One Applied Plaza, Cleveland, Ohio 44115, no later than May 12, 2005. Under Ohio law, only proposals included in the notice of meeting may be raised at a meeting of shareholders. If you wish to nominate a candidate for director or bring other business from the floor of the 2005 annual meeting, you must notify the Secretary in writing by August 13, 2005.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the meeting. If any other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named on the accompanying proxy card will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors.

FRED D. BAUER

Vice President-General Counsel

& Secretary

Dated: September 9, 2004

Proxy - Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints David L. Pugh, Bill L. Purser, and Mark O. Eisele, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 19, 2004, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side:

(The Board of Directors recommends a vote FOR Items 1 and 2)

1. Election of Directors (for a term of 3 years). The nominees are William G. Bares, Roger D. Blackwell, Edith Kelly-Green and Stephen E. Yates.

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year.

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS BELOW.

SEE REVERSE SIDE

Telephone and Internet Voting Instructions

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK • EASY • IMMEDIATE • AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK

We encourage you to take advantage of these convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote has the same effect as if you marked, signed, and returned your proxy card. Votes by telephone or the Internet must be received by Monday, October 18, 2004. To vote by telephone or the Internet, read the accompanying proxy statement and then follow these easy steps:

• Call toll free 1-888-404-6345 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., October 19, 2004.

THANK YOU FOR VOTING

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Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - William G. Bares 02 - Roger D. Blackwell 03 - Edith Kelly-Green 04 - Stephen E. Yates

B Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain

2. Ratification of appointment of independent auditors.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

1 U P X H H H P P P P 0039144	+

Confidential Voting Instructions - Applied Industrial Technologies, Inc.

To: American Express Trust Company, Trustee (the “Trustee”) for the

Applied Industrial Technologies, Inc. Retirement Savings Plan (the “Plan”)

I, the undersigned, as a Participant in the Plan, instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account and any shares not otherwise directed under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 19, 2004.

(The Board of Directors recommends a vote FOR Items 1 and 2)

1. Election of Directors (for a term of 3 years). The nominees are William G. Bares, Roger D. Blackwell, Edith Kelly-Green and Stephen E. Yates.

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year.

3. In their discretion, the Trustee is authorized to vote on such other business as may properly come before the meeting.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS BELOW.

SEE REVERSE SIDE

Telephone and Internet Voting Instructions

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK • EASY • IMMEDIATE • AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK

We encourage you to take advantage of these convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote has the same effect as if you marked, signed, and returned your proxy card. Votes by telephone or the Internet must be received by Monday, October 14, 2004. To vote by telephone or the Internet, read the accompanying proxy statement and then follow these easy steps:

• Call toll free 1-888-404-6367 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., October 15, 2004.

THANK YOU FOR VOTING

+
000000 0000000000 0 0000
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 JNT

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card - Retirement Savings Plan

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - William G. Bares 02 - Roger D. Blackwell 03 - Edith Kelly-Green 04 - Stephen E. Yates

B Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain

2. Ratification of appointment of independent auditors.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

1 U P X H H H P P P P 0039142	+

Confidential Voting Instructions - Applied Industrial Technologies, Inc.

To: American Express Trust Company, Trustee (the “Trustee”) for the

Applied Industrial Technologies, Inc. Supplemental Defined Contribution Plan (the “Plan”)

I, the undersigned, as a Participant in the Plan, instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 19, 2004.

(The Board of Directors recommends a vote FOR Items 1 and 2)

1. Election of Directors (for a term of 3 years). The nominees are William G. Bares, Roger D. Blackwell, Edith Kelly-Green and Stephen E. Yates.

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year.

3. In its discretion, the Trustee is authorized to vote on such other business as may properly come before the meeting.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS BELOW.

SEE REVERSE SIDE

Telephone and Internet Voting Instructions

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK • EASY • IMMEDIATE • AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK

We encourage you to take advantage of these convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote has the same effect as if you marked, signed, and returned your proxy card. Votes by telephone or the Internet must be received by Monday, October 14, 2004. To vote by telephone or the Internet, read the accompanying proxy statement and then follow these easy steps:

• Call toll free 1-888-482-4086 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 1:00 a.m., October 15, 2004. THANK YOU FOR VOTING

+
000000 0000000000 0 0000
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 JNT

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card - Supplemental Defined Contribution Plan

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - William G. Bares 02 - Roger D. Blackwell 03 - Edith Kelly-Green 04 - Stephen E. Yates

B Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. Ratification of appointment of independent auditors.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

1 U P X H H H P P P P 0039143	+

Proxy - Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints David L. Pugh, Bill L. Purser, and Mark O. Eisele, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 19, 2004, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side:

(The Board of Directors recommends a vote FOR Items 1 and 2)

1. Election of Directors (for a term of 3 years). The nominees are William G. Bares, Roger D. Blackwell, Edith Kelly-Green and Stephen E. Yates.

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year.

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1 and 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS BELOW.

SEE REVERSE SIDE

+
000000 0000000000 0 0000
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 JNT

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - William G. Bares 02 - Roger D. Blackwell 03 - Edith Kelly-Green 04 - Stephen E. Yates

B Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain

2. Ratification of appointment of independent auditors.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

1 U P X H H H P P P P 0039144	+